Exhibit 23.2

PaineWebber Group Inc.
1285 Avenue of the Americas
New York, NY 10019-6025
212 713-2879

Theodore A. Levine
General Counsel
Senior Vice President
Secretary

                                                   [Company Letterhead]


April 25, 2000

Paine Webber Group Inc.
1285 Avenue of the Americas
New York, New York  10019

I am Senior Vice President and General Counsel of and have acted as counsel for Paine Webber Group Inc., a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about April 26, 2000, under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering $76,375,000 of 6.25% Convertible Debentures due February 28, 2007 (the "Debentures"); 2,000,000 shares of Series A Convertible Redeemable Preferred Stock (the "Preferred Stock") and 2,000,000 shares of Common Stock, $1 par value of the Company (the "Common Stock") in accordance with the terms of the Paine Webber 2000 KEEP Program (the "Program"). In such capacity, I have examined the Restated Certificate of Incorporation and By-Laws of the Company, the Plan, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

Based upon the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Debentures, the Preferred Stock and Common Stock have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the Program and (b) paid for in full in accordance with the terms of the Program, the Debentures, the Preferred Stock and Common Stock will be issued, fully paid and non-assessable.

The opinion expressed below is limited to the General Corporation Law of Delaware, and we do not express any opinion herein concerning any other law.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

Very truly yours,

/s/ Theodore A. Levine




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